Exhibit 1.01
Conflict Minerals Report of Polaris Industries Inc.

I.	Introduction
This is the Conflict Minerals Report of Polaris Industries Inc. (“Polaris,” the “Company”, “we” or “us”) for calendar year 2014 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).
Certain Polaris products contain materials that use tin, tantalum, tungsten and/or gold (collectively “3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, the efforts we have undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time. We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain. The efforts were undertaken on the products manufactured by us in 2014. This report excludes products manufactured by companies that we do not consolidate into our consolidated financial statements and companies which we acquired after April 30, 2013.

II.	Reasonable Country of Origin Inquiry (RCOI)
Direct suppliers were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.
We reviewed questionnaires we received from our direct suppliers for completeness and consistency of answers. Certain suppliers were requested to provide corrections and clarifications as needed. We identified a list of smelters/refiners, and their countries of origin, which may supply 3TG utilized in our manufactured products. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters/refiners which do not provide 3TG that are utilized in our manufactured products. While we believe our RCOI process was reasonably designed and performed in good faith, as we did not receive responses from all inquired suppliers the list of smelters/refiners set forth below may be incomplete.
The list of smelters/refiners, and their countries of origin, is listed in Section VIII of this Conflict Minerals Report. Through our RCOI process, some suppliers disclosed to us that scrap sources of 3TG were identified in their supply chains and did not require due diligence. These sources are excluded from the listing in Section VIII.

III.	Design of Due Diligence Measures
We designed our due diligence measures to conform in all material respects with the five step framework of OECD (2011), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed
The due diligence measures performed includes, but are not limited to the following:

•	Reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts;

•	Communicated our policy on Conflict Minerals to direct suppliers;

•	Communicated the commitments and requirements expected of our suppliers;

•	Developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts;

•
Supported the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners.

V.	Product Description
We design, engineer and manufacture Off-Road Vehicles, Snowmobiles, Motorcycles and Small Vehicles, together with the related replacement Parts, Garments and Accessories. Many of our products are manufactured utilizing similar processes and similar components. Our suppliers often supply parts and components that are utilized in multiple product categories.
As a result of the due diligence procedures described above, Polaris has determined that our products are DRC conflict undeterminable.

VI.	Steps to Improve Due Diligence
We have and will continue to communicate our expectations and information requirements to our direct suppliers. We have and will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of the applicable ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit
Not required for calendar year 2014.

VIII.    List of Smelters/Refiners
Section II discusses the process we used to identify potential smelters/refiners within our supply chain. We identified the following smelters/refiners that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, or are actively in the process of obtaining the designations:

Subject Mineral	Smelter or Refiner Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA

Subject Mineral	Smelter or Refiner Name
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco
Gold	Dowa Mining Co., Ltd.
Gold	Eco-System Recycling Co., Ltd.
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Incorporated
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys plc
Gold	Kazzinc Inc.

Subject Mineral	Smelter or Refiner Name
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Schöne Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	So Accurate Group, Inc.

Subject Mineral	Smelter or Refiner Name
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore Precious Metals Thailand
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.

Subject Mineral	Smelter or Refiner Name
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Shanghai Jiangxi Metals Co., Ltd.
Tantalum	Taki Chemicals
Tantalum	Telex
Tantalum	Ulba
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide
Tin	Alpha
Tin	Chengfeng Metals Co Pte Ltd
Tin	China Rare Metal Materials Company
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooper Santa
Tin	CSC Pure Technologies
Tin	CV Duta Putra Bangka
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Electroloy Metal Pte
Tin	Empresa Metallurgica Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Hyundai-Steel
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Koki Products Co., Ltd.
Tin	Kovohutì Pøíbram

Subject Mineral	Smelter or Refiner Name
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Operaciones Metalurgical S.A.
Tin	Poongsan Corporation
Tin	POSCO
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT HP Metals Indonesia
Tin	PT Justindo
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	Pure Technology

Subject Mineral	Smelter or Refiner Name
Tin	Rui Da Hung
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Soft Metais, Ltda.
Tin	Technic Inc.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Izawa Metal Co., Ltd
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	North American Tungsten
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Voss Metals Company, Inc.

Subject Mineral	Smelter or Refiner Name
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Countries of origin identified:
Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Burundi, Brazil, Canada, Chile, China, Democratic Republic of Congo, Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Indonesia, India, Italy, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Niger, Nigeria, Netherland, Papua New Guinea, Peru, Philippines, Poland, Portugal, Rwanda, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sierra Leone, Suriname, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe
The following facilities were validated as smelters/refiners, but country of origin information was not available.

Subject Mineral	Smelter or Refiner Name
Gold	Aktyubinsk Copper Company TOO
Gold	ASARCO Incorporated
Gold*	Hunan Chenzhou Mining Group Co., Ltd.*
Gold	Baiyin Nonferrous Group Co.,Ltd.
Gold	China Gold International Resources Corp. Ltd.
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Tarzan Bio-Gold Co Ltd
Gold	Eldorado Gold Corporation
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi S.p.A.
Gold	Sichuan Tianze Precious Metals Co., Ltd
Gold, Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold, Tin	Umicore SA Business Unit Precious Metals Refining
Gold	Geib Refining Corp
Gold	Guangdong Mingfa Precious Metals Co., Ltd.
Gold	Harmony Gold Mining Company Limited
Gold	Super Dragon Technology Co., Ltd.
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	Gannon & Scott
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum, Tungsten*	H.C. Starck Smelting GmbH & Co.KG*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum*	Mineração Taboca S.A.*
Tantalum	Solikamsk Metal Works

Subject Mineral	Smelter or Refiner Name
Tin	Colonial Metals, Inc
Tin	Elmet S.A. de C.V.
Tin	Federal Metal Company
Tin	Feinhutte Halsbrucke GmbH
Tin	Foshan Nanhai Tong Ding Metal Company. Ltd.
Tin	CV Gita Pesona
Tin*	Dowa Mining Co., Ltd.*
Tin	EFD INC.
Tin	Hongqiao Metals (Kunshan) Co., Ltd.
Tin, Tantalum, Tungsten	JX Nippon Mining & Metals Co., Ltd.
Tin	Materials Eco-Refining CO.,LTD
Tin	PBT
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Fang Di MulTindo
Tin	PT HANJAYA PERKASA METALS
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Panca Mega Persada
Tin	PT Seirama Tin investment
Tin	PT Tommy Utama
Tin	Shangrao Xuri Smelting Factory
Tin	VQB Mineral and Trading Group JSC
Tin	Xianghualing Tin Co., Ltd.
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten*	Materion*
Tungsten	Air Products
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten*	Sumitomo Metal Mining Co., Ltd.*
Tungsten	TaeguTec Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
* Facility has obtained a conflict free audit for a metal other than the one(s) listed.